                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                           GENERAL DATACOM INDUSTRIES
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                       GENERAL DATACOMM INDUSTRIES, INC.
                       MIDDLEBURY, CONNECTICUT 06762-1299
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MARCH 1, 2001
                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of GENERAL DATACOMM INDUSTRIES, INC. (the "Corporation") will be held at the Princeton Club of New York, 15 West 43rd Street, Room 608, New York, New York, on Thursday, March 1, 2001 at 4:00 P.M. for the following purposes:

          1. To elect two directors to serve for a term of three years and until their successors are elected.

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on January 2, 2001 has been fixed as the record date for the determination of the stockholders entitled to receive notice of and to vote at the meeting.

                                          By Order of the Board of Directors

                                          HOWARD S. MODLIN,
                                          Secretary

Dated: January 12, 2001

IMPORTANT: THE MANAGEMENT INVITES YOU TO ATTEND THE MEETING IN PERSON, BUT IF YOU ARE UNABLE TO BE PRESENT, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. NO POSTAGE IS REQUIRED IF THE PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND IS MAILED WITHIN THE UNITED STATES.

                       GENERAL DATACOMM INDUSTRIES, INC.
                       MIDDLEBURY, CONNECTICUT 06762-1299
                            ------------------------

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation by the Board of Directors of General DataComm Industries, Inc. (the "Corporation") of proxies in the accompanying form to be used at the Annual Meeting of the Stockholders of the Corporation to be held on Thursday, March 1, 2001, and at all adjournments thereof, for the purposes set forth in the accompanying notice of the meeting. It is intended that this statement and the proxies solicited hereby be mailed to stockholders on or before January 31, 2001. A stockholder who shall sign and return a proxy in the form enclosed with this statement has the power to revoke it any time before it is exercised by giving written notice to the Corporation, Attention: Secretary, to such effect. A stockholder attending the meeting in person may make his or her own nomination from the floor when the election of directors is considered. Proxies properly executed and received in time for the meeting will be voted.

     The close of business on January 2, 2001 has been fixed as the record date for the determination of the stockholders entitled to receive notice of and to vote at the meeting. There were outstanding as of the close of business on January 2, 2001, and entitled to be voted at the meeting, 27,516,096 shares of Common Stock and 2,057,103 shares of Class B Stock. All of said shares are entitled to one (l) vote on all matters voted on at the Annual Meeting, voting as a single class. The holders of Class B Stock are entitled to ten (10) votes per share in any election of directors if more than 15% of the shares of Common Stock outstanding on the record date are owned beneficially by a person or a group of persons acting in concert, or if a nomination for the Board of Directors is made by a person or group of persons acting in concert (other than the Board) provided such nomination is not made by one (l) or more holders of Class B Stock, acting in concert with each other, who beneficially own more than 15% of the shares of Class B Stock outstanding on such record date. The Board of Directors is not presently aware of any circumstance that would give holders of Class B Stock the right to ten (10) votes per share for the election of directors at the Annual Meeting.

     The affirmative vote, in person or by proxy, of a majority of the shares of Common Stock and Class B Stock voted, together as a single class, is required to elect two (2) directors.

     The proxies in the accompanying form will be voted "FOR" the election of two (2) directors as set forth in the Notice of Annual Meeting. If any other specification is made by a stockholder in the proxy, it will be voted as specified. In the discretion of the proxy-holders, the proxies will also be voted for or against such other matters as may properly come before the meeting. The Board of Directors is not aware that any other matters are to be presented for action at the meeting.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of January 2, 2001 with respect to the beneficial ownership of the Corporation's Class B Stock and Common Stock by all persons known by the Corporation to own more than 5% of the Corporation's outstanding Class B Stock or Common Stock who are deemed to be such beneficial owners of the Corporation's Class B Stock or Common Stock under Rule 13d-3. The Percent of Class and Percent of All Classes presented are based upon shares outstanding at January 2, 2001. Class B Stock is convertible into Common Stock at any time on a share-for-share basis.

                                                                       AMOUNT AND
                                                                       NATURE OF
                                      NAME AND ADDRESS                 BENEFICIAL   PERCENT OF   PERCENT OF
TITLE OF CLASS                       OF BENEFICIAL OWNER               OWNERSHIP      CLASS      ALL CLASSES
--------------                       -------------------               ----------   ----------   -----------
Class B Stock           Charles P. Johnson                             1,513,677*      73.6%         7.2%
$.10 par value          General DataComm Industries, Inc.
                        Middlebury, CT
                        06762-1299

                        James R. Arcara                                  351,420**     17.1%         2.4%
                        General DataComm Industries, Inc.
                        Middlebury, CT
                        06762-1299

Common Stock            State of Wisconsin Investment Board            5,307,500***    19.3%        17.9%
$.10 par value          121 East Wilson Street
                        Madison, WI 53702

---------------
  * The amount and percent of Class B Stock and percent of all classes do not include 8,643 shares of Class B Stock or 10,857 shares of Common Stock owned by trusts or in custody for the benefit of Mr. Johnson's daughter or 7,381 shares of Common Stock owned by his wife, as well as 8,293 shares of Common Stock held by his wife in the Corporation's 401(k) Stock Fund, the beneficial ownership of which he disclaims. In addition, the percent of all classes includes 92,151 shares of Common Stock, 19,240 shares of Common Stock held in the Corporation's 401(k) Stock Fund, 515,425 shares of Common Stock which Mr. Johnson could acquire by the exercise of stock options within sixty (60) days, and 36,630 shares of Common Stock issuable upon conversion of the Corporation's 9% Convertible Exchangeable Preferred Stock ("Preferred Stock").

 ** The amount and percent of Class B Stock includes 100,419 shares owned directly by Mr. Arcara and 251,001 shares held by Mr. Arcara as trustee under various trusts for the benefit of the family of Mr. Johnson (238,801 shares) and as trustee under an insurance trust for the benefit of Mr. Johnson (l2,200 shares). Mr. Arcara has the sole power to vote and/or dispose of the shares held as trustee. He disclaims beneficial ownership of these 251,001 shares. In addition, the percent of all classes includes 102,933 shares of Common Stock owned directly by Mr. Arcara with his wife, 34,270 shares of Common Stock held in the Corporation's 401(k) Stock Fund, 137,143 shares of Common Stock held by Mr. Arcara as trustee under various trusts for the benefit of Mr. Johnson's children for which he disclaims beneficial ownership and 87,650 shares of Common Stock which Mr. Arcara could acquire by the exercise of stock options within sixty (60) days.

*** Based on Form 13G/A dated October 10, 2000. The State of Wisconsin
    Investment Board is a state agency which invests assets on behalf of state employees.

                         ITEM 1.  ELECTION OF DIRECTORS

     The nominees, Messrs. Charles P. Johnson and Howard S. Modlin, were elected directors of the Corporation at the 1998 meeting of stockholders for a three (3) year term. Set forth opposite the name of the nominees and each director whose term continues past the meeting is his principal occupation for the past five
(5) years, the name and principal business of any corporation or other organization in which such employment is carried on, other business directorships held, his age and the year in which the term of office for which he is a nominee or the term of such office will expire.

     Management has no reason to believe that the nominees are not available or will not serve if elected, but if any nominee should become unavailable to serve as a director, full discretion is reserved to the persons named as proxies to vote for such other person(s) as may be nominated. Proxies will be voted "FOR" the nominees unless the stockholder specifies otherwise.

                                         POSITION WITH THE CORPORATION,            BECAME A     TERM
NAME                                      PRINCIPAL OCCUPATION AND AGE             DIRECTOR    EXPIRES
----                                     ------------------------------            --------    -------
Charles P. Johnson.............  Chairman of the Board of Directors and Chief        1969       2004
                                 Executive Officer; 73
Howard S. Modlin...............  Secretary of the Corporation and Member of the      1969       2004
                                 law firm of Weisman Celler Spett & Modlin,
                                 P.C.; Director of Fedders Corporation and
                                 Trans-Lux Corporation; 69
Frederick R. Cronin............  Vice President, Corporate Technology; 69            1981       2002
Lee M. Paschall................  Consultant; former Chairman and President of        1981       2003
                                 American Satellite Company, 1981 to 1985;
                                 Telecommunications Consultant between August
                                 1978 and August 1981. Previous thereto, he was
                                 a Lieutenant General, United States Air Force;
                                 Director of Radiation Systems, Inc.; 78
John L. Segall.................  Consultant; Vice Chairman of GTE 1991-1994;         1994       2003
                                 Vice Chairman of Contel Corp. 1989-1991; 74

                  SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     Each nominee, each director whose term continues past the meeting and each executive officer listed in the Summary Compensation Table (on page 6) have advised the Corporation that, as of January 2, 2001, he owned beneficially, directly or indirectly, securities of the Corporation in the amounts set forth opposite his name.

                                                                      SHARES OF                  PERCENT
                                    SHARES OF COMMON    PERCENT     CLASS B STOCK    PERCENT     OF ALL
NAME                                  STOCK OWNED       OF CLASS      OWNED(1)       OF CLASS    CLASSES
----                                ----------------    --------    -------------    --------    -------
Charles P. Johnson................       663,446(2)       2.4%        1,513,677(2)     73.6%       7.2%
Howard S. Modlin..................       100,535(3)       0.4%            6,750(3)      0.3%       0.4%
Frederick R. Cronin...............       161,363(4)       0.6%               --          --        0.5%
Lee M. Paschall...................        16,000(5)       0.1%            5,770         0.3%       0.1%
John L. Segall....................        11,000(6)        --                --          --         --
Ross A. Belson....................       288,801(7)       1.0%               --          --        1.0%
P. John Woods.....................        37,519(8)       0.1%               --          --        0.1%
Keith A. Mumford..................        50,020(9)       0.2%               --          --        0.2%
William G. Henry..................       105,875(10)      0.4%               --          --        0.4%
Directors and Officers as a group
  (13 individuals including the
  above)..........................     2,047,103(11)      7.1%        1,899,617(11)    92.3%      12.7%

---------------
 (1) The Class B Stock is convertible into Common Stock at any time on a share-for-share basis.

 (2) Includes 515,425 shares of Common Stock which Mr. Johnson could acquire by the exercise of stock options within sixty (60) days, 19,240 shares of Common Stock held in the Corporation's 401(k) Stock Fund and 36,630 shares of Common Stock issuable upon conversion of the Preferred Stock shares held by him. Does not include 8,643 shares of Class B Stock or 10,857 shares of Common Stock owned by trusts or in custody for the benefit of his daughter, 7,381 shares of Common Stock owned by his wife as well as 8,293 shares of Common Stock held by his wife in the Corporation's 401(k) Stock Fund, the beneficial ownership of which he disclaims.

 (3) Includes 10,000 shares of Common Stock which Mr. Modlin could acquire by the exercise of stock options within sixty (60) days and 90,535 shares held by the law firm of which he is a member. Does not include 31,400 shares of Class B Stock nor 112,000 shares of Common Stock owned directly by members of his immediate family, the beneficial ownership of which Mr. Modlin disclaims.

 (4) Includes 137,918 shares of Common Stock which Mr. Cronin could acquire by the exercise of stock options within sixty (60) days and 2,363 shares of Common Stock held in the Corporation's 401(k) Stock Fund. Does not include 15,900 shares of Common Stock owned directly by members of his immediate family, the beneficial ownership of which he disclaims.

 (5) Includes 10,000 shares of Common Stock which Mr. Paschall could acquire by the exercise of stock options within sixty (60) days.

 (6) Includes 10,000 shares of Common Stock which Mr. Segall could acquire by the exercise of stock options within sixty (60) days.

 (7) Includes 19,618 shares of Common Stock held via trust and 269,183 shares of Common Stock which Mr. Belson could acquire by the exercise of stock options within sixty (60) days.

 (8) Includes 37,100 shares of Common Stock which Mr. Woods could acquire by the exercise of stock options within sixty (60) days and 419 shares of Common Stock held in the Corporation's 401(k) Stock Fund.

 (9) Includes 47,750 shares of Common Stock which Mr. Mumford could acquire by the exercise of stock options within sixty (60) days.

(10) Includes 82,950 shares which Mr. Henry could acquire by the exercise of stock options within sixty (60) days and 525 shares of Common Stock held in the Corporation's 401(k) Stock Fund. Does not include 500 shares of Common Stock owned directly by members of his immediate family, the beneficial ownership of which he disclaims.

(11) Includes 1,367,460 shares of Common Stock which persons in the group have the right to acquire by the exercise of stock options within sixty (60) days, 71,889 shares of Common Stock held in the Corporation's 401(k) Stock Fund, 19,618 shares of Common Stock held under trust by Mr. Ross A. Belson, 137,143 shares of Common Stock and 238,801 shares of Class B Stock held by Mr. James R. Arcara, Vice President, Corporate Operations, as trustee under various trusts for the benefit of Mr. Johnson's family, 12,200 shares of Class B Stock held by Mr. Arcara as trustee under an insurance trust for the benefit of Mr. Johnson, 36,630 shares of Common Stock issuable upon conversion of the Preferred Stock owned by Mr. Johnson and 90,535 shares of Common Stock held by the law firm of which Mr. Modlin is a member. Does not include 44,767 shares of Class B Stock and 154,931 shares of Common Stock owned directly by members of the directors' and officers' immediate families or related trusts, the beneficial ownership of which they disclaim.

                 EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS
                                WITH MANAGEMENT

     The following Summary Compensation Table sets forth the compensation paid or awarded for the fiscal years ended September 30, 2000, 1999 and 1998 to the Corporation's Chief Executive Officer and the four (4) next most highly compensated executive officers whose compensation for the fiscal year ended September 30, 2000 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                             ANNUAL COMPENSATION(1)

                                                                  #
                             FISCAL                            OPTIONS                    ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR      SALARY      BONUS      GRANTED      OTHER      COMPENSATION(2)
---------------------------  ------    --------    --------    -------    ---------    ---------------
Charles P. Johnson........    2000     $534,139          --    250,000     $20,341         $62,396
  Chairman of the Board of    1999      498,657    $100,000     95,000      14,671          59,470
  Directors and Chief         1998      498,657     100,000    150,000      21,937          59,470
  Executive Officer
Ross A. Belson............    2000      289,126          --     79,000       9,514           3,200
  President and Chief         1999      264,289      75,000     32,927       7,205           3,200
  Operating Officer           1998      264,289      75,000     84,500      10,238           3,200
P. John Woods(3)..........    2000      166,667      14,963     37,000       6,894              --
  President, Vital Network    1999      155,485      44,560     52,500       7,610           9,819
  Services, L.L.C             1998      144,610      18,120      5,100       6,146          33,411
Keith A. Mumford(4).......    2000      181,626          --     40,000       7,140          22,348
  Vice President and          1999      156,387      46,313     54,500          14           8,977
  General Manager,
  Broadband Systems
  Division
William G. Henry(5).......    2000      155,255      15,000     18,050       6,335           3,119
  Vice President, Finance     1999      138,857      25,995     36,950       7,188           2,955
  and Chief Financial         1998      125,682      13,057     27,500       6,613           2,890
  Officer

---------------
(1) There are no restricted stock awards, stock appreciation rights or deferred long-term incentive payouts. Amounts realized on the exercise of stock options are set forth in the second table on page 8.

(2) The Corporation is paying the annual premium on a $1,000,000 life insurance policy on Mr. Johnson's life at an approximate annual cost of $59,196 in fiscal 2000 and $56,270 in fiscal 1999 and 1998, included in All Other Compensation, so long as Mr. Johnson is an employee of the Corporation. Mr. Johnson's designee is the owner of said policy. The balance of Mr. Johnson's All Other Compensation and amounts reported for the other executives (excluding the relocation cost reimbursement referenced below) reflects the Corporation's contributions under its 401(k) plan.

(3) All Other Compensation reflects relocation expense reimbursements of $9,402 and $30,299 for the fiscal years ended September 30, 1999 and 1998, respectively.

(4) Mr. Mumford became an executive officer on October 28, 1998 (fiscal 1999) and resigned on January 12, 2001. All Other Compensation reflects relocation expense of $22,348 and $8,977 for the fiscal years ended September 30, 2000 and 1999, respectively.

(5) Mr. Henry became Vice President, Finance and Chief Financial Officer in fiscal 1999 and was formerly Vice President and Corporate Controller.

     During the fiscal year ended September 30, 2000, $620,000 in fees, an amount which the Corporation believes is fair, were paid to the law firm of which Howard S. Modlin is a member.

BOARD COMPENSATION COMMITTEE REPORT

     All matters concerning executive compensation for the Chief Executive Officer and other executive officers are considered by the Corporation's entire Board of Directors since there is no separate Compensation Committee. The salary levels are intended to be consistent with competitive practice and level of performance. In determining the total compensation to be paid to the Chief Executive Officer and all other executive officers, the Board considers management's recommendation based upon past salary levels, industry surveys, experience, capability, normal salary increase levels in past years and the Corporation's and respective individual's performances during the last fiscal year. The Chief Executive Officer's compensation and bonus are based upon the above factors and include an annual bonus of three-quarters of one-percent ( 3/4 of l%) of the Corporation's pretax earnings, but in no event shall the Chief Executive Officer's annual bonus be less than $100,000. Mr. Johnson has waived this annual bonus for the year ended September 30, 2000.

AUDIT COMMITTEE REPORT

     The Audit Committee is comprised of two directors who are not officers or employees of the Corporation (Lee M. Paschall and John L. Segall) and intends to add a third member during 2001. During the fiscal year ended September 30, 2000, the Audit Committee adopted a formal written charter. Such Audit Committee Charter is included in the back of this Proxy Statement.

     The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2000 ("Fiscal Year") with management of the Corporation; the Audit Committee has also discussed with the Corporation's independent accountants, PricewaterhouseCoopers LLP the matters required to be discussed by SAS 61 (Codification of Standards on Auditing Standards, AU sec.380) as may be amended or supplemented. In addition, the Audit Committee has reviewed the written disclosures and the letter from the Corporation's independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. I, Independence Discussions with Audit Committees), as may be modified or supplemented from time-to-time and has discussed with the independent accountants of the Corporation the independent accountant's independence.

     Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the Fiscal Year be included in the Corporation's Annual Report on Form 10-K for the Fiscal Year for filing with the Securities and Exchange Commission.

     This Audit Committee Report has been respectively submitted by Audit Committee members Lee M. Paschall and John L. Segall.

CHANGE IN CONTROL

     Under a benefit arrangement for senior executive officers and other senior key employees designated by the Board who are 55 or over and have been employed by the Corporation for more than 20 years, in addition to certain medical and long term care benefits, Mr. Johnson (and each other designee) are entitled to continuation of their then minimum compensation level for two years and have all options vest which are outstanding for at least one year if they retire within 90 days following a change-in-control. If such event occurred as of January 2, 2001 and Mr. Johnson retired, he would currently be entitled to a minimum annual compensation of $650,000, or a total of $1,300,000 for two (2) years. The benefit arrangement was not established in response to any threatened change-in-control and is part of an overall plan to reward long-term senior executives and employees.

STOCK OPTION PLANS

     Under the terms of the Corporation's Stock Option Plans, the Corporation has reserved a total of 5,125,435 shares of Common Stock as of January 2, 2001. Officers and key employees selected by the Chairman of the Board or the Stock Option Committee, as the case may be, may be granted incentive stock options at an exercise price equal to or greater than the fair market value per share on the date of grant and non-incentive stock options at an exercise price equal to or greater than the fair market value per share on the date of grant. While individual options can be issued under various provisions, options cannot be exercised during the first year, generally vest in increments of 25% per year over a four-year period and expire within ten (10) years. The Chairman or the Stock Option Committee, as the case may be, determines the number of stock options to be granted to any person, subject to the limitations on incentive stock options in Section 422A of the Internal Revenue Code of 1986, as amended ("Code").

STOCK OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table is a summary of all stock options granted pursuant to the Corporation's Stock Option Plans during the period October 1, 1999 through September 30, 2000 for the persons named in the Summary Compensation Table. There are no stock appreciation rights under the Plans. In addition, the table shows the potential gain that could be realized if the fair market value of the Corporation's Common Stock were to appreciate at a 5% or 10% annual rate over the ten (10) year period of the option term.

                                                                                  POTENTIAL REALIZABLE
                                       % OF TOTAL                                   VALUE AT ASSUMED
                                        OPTIONS                                  ANNUAL RATES OF STOCK
                                       GRANTED TO     EXERCISE                      APPRECIATION FOR
                              #        EMPLOYEES       OR BASE                        OPTION TERM
                           OPTIONS      IN LAST       PRICE PER    EXPIRATION    ----------------------
NAME                       GRANTED    FISCAL YEAR       SHARE         DATE          5%           10%
----                       -------    ------------    ---------    ----------    ---------    ---------
Charles P. Johnson.......   37,209       2.4%          $2.6875      10-20-09     $ 62,867     $159,305
                            75,000       4.9%           4.4063       8-03-10      207,760      526,464
                           137,791       8.9%           2.6875      10-20-09      232,807      589,933
Ross A. Belson...........   79,000       5.1%           2.6875      10-20-09      133,476      338,228
P. John Woods............   37,000       2.4%           2.6875      10-20-09       62,514      158,410
Keith A. Mumford.........   40,000       2.6%           2.6875      10-20-09       67,583      171,255
William G. Henry.........   18,050       1.2%           2.6875      10-20-09       30,497       77,279

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth the number of shares acquired on exercise during the fiscal year ended September 30, 2000, the value realized on exercise, the number of unexercised options outstanding at September 30, 2000 and the value of unexercised in-the-money options at September 30, 2000 for the persons named in the Summary Compensation Table.

                                                                                      VALUE OF UNEXERCISED
                                                             NUMBER OF UNEXERCISED        IN-THE-MONEY
                                                                  OPTIONS AT               OPTIONS AT
                                   NUMBER OF                  SEPTEMBER 30, 2000       SEPTEMBER 30, 2000
                                    SHARES                   ---------------------    --------------------
                                  ACQUIRED ON     VALUE          EXERCISABLE/             EXERCISABLE/
NAME                               EXERCISE      REALIZED        UNEXERCISABLE           UNEXERCISABLE
----                              -----------    --------    ---------------------    --------------------
Charles P. Johnson..............      None            --        417,925/347,500         $380,153/648,510
Ross A. Belson..................      None            --        252,719/120,708          314,924/268,676
P. John Woods...................    19,100       $65,396         12,100/ 79,000                0/183,061
Keith A. Mumford................     1,750       $11,539         26,250/ 85,000           36,617/200,093
William G. Henry................     3,750       $16,172         69,000/ 65,000           88,070/150,905

EMPLOYEE RETIREMENT SAVINGS AND DEFERRED PROFIT SHARING PLAN

     Under the retirement savings provisions of the Corporation's Employee Retirement Savings and Deferred Profit Sharing Plan (the "Plan"), established under Section 401(k) of the Code in fiscal 1987, U.S. employees are generally eligible to contribute to the Plan after three (3) months of continuous service in amounts determined by the Plan. The Corporation contributes an additional 50% of the employee contribution up to certain limits, not to exceed 2% of total eligible compensation. Employees become fully vested in the

Corporation's contributions after three (3) years of continuous service, death, disability or upon reaching age 65. The Plan year for the Retirement Savings 401(k) portion of the Plan coincides with the calendar year, and the Corporation's contribution is paid in the following calendar year if the participant was employed on December 31 of the Plan year.

     The deferred profit sharing provisions of the Plan include retirement and other related benefits for substantially all of the Corporation's full-time employees. Contributions under the Plan are funded annually and are based, at a minimum, upon a formula measuring profitability in relation to revenues. Additional amounts may be contributed at the discretion of the Corporation. Contributions to the Plan are allocated to each participant based upon individual earnings in proportion to the earnings of all participants. There were no contributions made for deferred profit sharing for fiscal 2000.

     The Corporation's calendar contributions to the Retirement Savings 40l(k) portion of the Plan for calendar 1999, paid in 2000, amounted to $830,574 for all participants, including $3,200 on behalf of each of the named officers in the Summary Compensation Table, with the exception of John Woods and Keith Mumford who received $0, respectively.

EMPLOYEE STOCK PURCHASE PLAN

     The Corporation's 1979 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in May 1979 and approved by the stockholders in February 1980. The Purchase Plan currently expires on October 31, 2001.

     The Purchase Plan is implemented by having one offering during each six-month period ("Payment Period"). Such Payment Period currently commences on March 1 and September 1 of each year and is administered by a committee appointed by the Chairman of the Corporation. Employees who have completed 91 consecutive days of employment are eligible to participate if they are customarily employed by the Corporation for more than twenty (20) hours per week and more than five (5) months per year. The Purchase Plan permits eligible employees to purchase Common Stock through payroll deductions (in an amount not less than 2% nor more than 10% of the employee's regular base pay, bonuses and commissions) at the lower of 85% of the average market price of the Common Stock at the beginning or the end of each six-month offering period, provided, however
(i) if 85% of the average market price per share of the Common Stock is less than book value per share at the beginning of a Payment Period, the Purchase Plan is suspended; (ii) if 85% of the average market price per share at the end of a Payment Period is less than the book value, the payroll deductions are refunded; and (iii) if 85% of the average market price per share at the beginning of a Payment Period is less than the book value per share at the end thereof, the purchase price is the book value per share. The Board can reinstate the Purchase Plan at any time if 85% of the average market price per share exceeds the book value per share, and the Payment Period starting and ending dates would be adjusted accordingly. Employees may end their participation in an offering at any time during such offering Payment Period prior to two (2) business days from the end of the Payment Period. Participation ends automatically upon termination of employment with the Corporation. As of January 2, 2001 346,289 shares remained available for future issuance under the Purchase Plan.

     The following table sets forth certain information as to all executive officers as a group and all other employees who participated in the Purchase Plan between October 1, 1999 and September 30, 2000:

                                                              NUMBER OF    AGGREGATE     AVERAGE
                                                               SHARES      PURCHASE     PRICE PER
NAME OF INDIVIDUAL OR IDENTITY OF GROUP                       PURCHASED      PRICE        SHARE
---------------------------------------                       ---------    ---------    ---------
All executive officers (2 persons in the Purchase Plan).....    11,572     $ 33,914      $2.931
All other employees (154 persons)...........................   220,675     $649,728      $2.944

                     FIVE YEAR CORPORATE PERFORMANCE GRAPH

     The following graph compares the Corporation's total stockholder return over the five (5) fiscal years ended September 30, 2000 with the total return on the Standard & Poors 500 Index ("Standard & Poors 500") and an industry peer group based upon the Value Line Computers & Peripherals Industry ("Computer Peripherals"). The stockholder return shown on the graph is not intended to be indicative of future performance of the Corporation's Common Stock.

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN*
                     (PERFORMANCE RESULTS THROUGH 9/30/00)
[COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS PERFORMANCE GRAPH]

                                                    GENERAL DATACOMM
                                                    INDUSTRIES, INC.          STANDARD & POORS 500       COMPUTER & PERIPHERALS
                                                    ----------------          --------------------       ----------------------
1995                                                     100.00                      100.00                      100.00
1996                                                      76.27                      120.39                      142.60
1997                                                      40.68                      169.35                      264.25
1998                                                      20.34                      184.33                      260.97
1999                                                      19.07                      234.81                      648.67
2000                                                      35.17                      262.96                      767.45

* Assumes $100 invested at the close of trading on September 30, 1995 in General DataComm Industries, Inc. Common Stock, Standard & Poors 500 and the Computer-Peripherals peer group. Cumulative total return assumes reinvestment of dividends.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP was selected by the Board of Directors as auditors for the Corporation's fiscal year ended September 30, 2000. A representative of such auditors is expected to be at the Annual Meeting of Stockholders and will be permitted to make a statement to the stockholders if they desire and to respond to any appropriate questions addressed by stockholders to such auditors. It is anticipated such firm will be selected as the Corporation's auditors for the fiscal year 2001.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF L934

     The Corporation's executive officers and directors are required under Section l6(a) of the Securities Exchange Act of l934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission and New York Stock Exchange. Copies of those reports must also be furnished to the Corporation.

     Based solely on a review of the copies of reports furnished to the Corporation and the Corporation's monthly reporting compliance program, the Corporation believes that during the preceding year all filing requirements applicable to executive officers and directors were met.

                       MEETINGS OF THE BOARD OF DIRECTORS

     During fiscal 2000, the Board of Directors had ten (10) formal meetings. All of the Directors attended 100% of such meetings. Non-employee directors currently receive a fee of $1,200 for each meeting which they attend and an annual fee of $8,000. Under a plan adopted by the Board of Directors in 1982, non-employee directors have the opportunity to elect to defer receipt of all or a portion of their fees plus interest thereon. On October l0, l995, March 5, 1998 and October 21, 1999 the non-employee directors were each granted non-statutory stock options to purchase 5,000, 4,500 and 6,000 shares of the Corporation's Common Stock at $l2.3l per share, $3.75 per share and $2.69 per share, respectively, the fair market values on such dates. All such options become exercisable in three equal annual installments on the first, second and third anniversaries of date of grant.

     The Corporation has an Audit Committee consisting of Messrs. Lee Paschall and John L. Segall. Members of the Audit Committee receive an annual fee of $2,250. As part of its responsibilities, the Audit Committee reviews the audit function with the Corporation's independent auditors. During fiscal 2000, the Audit Committee had four (4) meetings. The Corporation does not have a nominating or compensation committee. The Board of Directors has adopted a written charter for the Audit Committee, which is appended to this proxy statement.

     The Corporation has a Stock Option Committee consisting of Messrs. Lee Paschall and Howard S. Modlin. Such Committee, which had two (2) telephone meetings during fiscal 2000, followed up by written action, determines which executive officers of the Corporation shall be granted stock options under its stock option plans.

                  STOCKHOLDER PROPOSALS -- 2002 ANNUAL MEETING

     If any stockholder desires to submit a proposal for action at next year's annual meeting, it must be received by the Corporation, Middlebury, Connecticut 06762-1299, on or before September 13, 2001.

                              COST OF SOLICITATION

     The cost of preparing and mailing material in connection with the solicitation of proxies is to be borne by the Corporation. To the extent necessary in order to assure sufficient representation at the meeting, such solicitation will be made by the Corporation's regular employees in the total approximate number of three (3). Solicitation will be made by mail, telegram, telephone and in person.

                                          By Order of the Board of Directors

                                          HOWARD S. MODLIN,
                                          Secretary

Dated:  Middlebury, Connecticut
       January 12, 2001

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                      OF GENERAL DATACOMM INDUSTRIES, INC.

                                    CHARTER

I.  PURPOSE

     The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. The Audit Committee's primary duties and responsibilities are to:

     - Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.

     - Oversee that management has established and maintained processes to assure that an adequate system of internal control of the Corporation's accounting records and systems is functioning.

     - Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

     The Audit Committee shall be comprised of three (3) or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices and at least one member of the Audit Committee shall have accounting or related financial management expertise.

     The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

III.  MEETINGS

     The Audit Committee shall meet at least two (2) times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent accountants separately, to discuss any matters that the Audit Committee or either of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review the Corporation's financial statements.

IV.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Audit Committee shall:

  Documents/Reports Review

          1. Review and reassess, at least annually, the adequacy of this Charter and make recommendations to the Board, as conditions dictate, to update this Charter.

          2. Review with management and the independent accountants the Corporation's annual financial statements, including a discussion with the independent accountants of the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS No. 61"), as amended or updated.

          3. Review with management and the independent accountants the Form 10-Q prior to its filing or prior to the release of earnings, including a discussion with the independent accountants of the matters required to be discussed by SAS No. 61. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

  Independent Accountants

          4. Review the performance of the independent accountants and make recommendations to the Board regarding the appointment, replacement or termination of the independent accountants. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate, and where appropriate, replace such outside auditor. The independent accountants are ultimately accountable to the Audit Committee and the entire Board for such accountant's review of the financial statements and controls of the Corporation.

          5.  Oversee independence of the accountants by:

        - receiving from the accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1 ("ISB No. 1"); as amended or updated.

        - reviewing, and actively discussing with the Board, if necessary, and the accountants, on a periodic basis, any disclosed relationship or services between the accountants and the Corporation or any other disclosed relationship or services that may impact on the objectivity and independence of the accountants; and

        - recommending, if necessary, that the Board take certain action to satisfy itself of the auditor's independence.

  Financial Reporting Process

          6. In consultation with the independent accountants and management, review the integrity of the Corporation's financial reporting processes.

          7. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

          8. Establish regular systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of work or access to required information.

          9. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

  Legal Compliance/General

          10. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

          11. Report through its Chairperson to the Board following meetings of the Audit Committee.

          12. Maintain minutes or other records of meetings and activities of the Audit Committee.

                        GENERAL DATACOMM INDUSTRIES, INC.

                    PROXY - Annual Meeting of Stockholders -

                                  March 1, 2001

                 (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of General DataComm Industries, Inc., hereby constitutes and appoints CHARLES P. JOHNSON, HOWARD S. MODLIN and GERALD GORDON, and each and any of them, the attorneys and proxies of the undersigned with full power of substitution to vote for and in the name, place and stead of the undersigned, at the Annual Meeting of the Stockholders of said Corporation, to be held at Princeton Club of New York, 15 West 43rd Street, Room 608, New York, New York, on March 1, 2001 at 4:00 P.M., and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if present:

_______________________


(1) FOR [ ] NOT FOR [ ] the election of Charles P. Johnson and Howard S. Modlin to the Board of Directors for a term of three (3) years and until their successors are elected.

Authority is withheld as to the following __________________________________.

(2) In their discretion, upon such other matters as may properly come before the meeting or any adjournments thereof. FOR [ ] AGAINST [ ] ABSTAIN [ ]

         Unless you specify otherwise, this Proxy will be voted "FOR" the election of the nominees as directors.

         A majority of said attorneys and proxies, or their substitute at said meeting, or any adjournments thereof (or if only one (l), that one (l)) may exercise all of the powers hereby given. Any proxy to vote any of the shares, with respect to which the undersigned is or would be entitled to vote, heretofore given to any person or persons other than the persons named above is hereby revoked.

              IN WITNESS WHEREOF, the undersigned has signed and sealed this proxy and hereby acknowledges receipt of a copy of the notice of said meeting and proxy statement in reference thereto both dated January 12, 2001.

                                             Dated: __________________ 2001


                                             ___________________________(L.S.)
                                             (Stockholder(s) Signature)


                                             ___________________________(L.S.)


NOTE: This Proxy, properly completed, dated and signed, should be returned immediately in the enclosed postage-paid envelope to GENERAL DATACOMM INDUSTRIES, INC.